               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    WITCO CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................





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April 2, 1997

Dear Fellow Shareholder:

The most successful publicly owned companies never lose sight of their goal of increasing shareholder value. Recently you have received our 1996 annual report which describes Witco's strategies and plans, including a major restructuring, which we believe will increase shareholder value.

However, the best plants and processes -- business or operational -- will not alone help us meet our goals. To drive Witco in the right direction, to enhance shareholder value, we require the most dedicated, motivated and talented employees. In turn, we must link our employees' and shareholders' interests by creating compensation plans tied to increasing shareholder value. My last letter to you, delivered with the proxy statement and annual report, outlined some of our plans to effect this link. In short, assuming our shareholders approve plans as described in the proxy statement for the 1997 annual meeting of shareholders, we plan to:

        - Establish the Witco Corporation Shareholder Value Incentive Plan, designed to motivate our senior management to increase the value of Witco common stock.

        - Encourage stock ownership through the granting of stock options, or their equivalent, to every Witco employee and providing for using stock as compensation, with a goal of at least 90% of Witco employees owning stock.

        - Establish minimum stock ownership requirements for officers and directors.

I feel these steps, given in more detail in the proxy sent to you earlier, are in concert with our goal and our strategies. I thank you for your past support, and look forward to meeting personally those of you who can attend our annual meeting of shareholders here in Greenwich, Connecticut, on April 23.

Sincerely,


/s/ E. Gary Cook